UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 6, 2016 (May 6, 2016)
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	2

SIGNATURES	4

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 6, 2016, Republic Services, Inc. ("Republic" or the “Company”) held its 2016 Annual Meeting of Shareholders. The shareholders voted on the matters set forth below:

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Ramon A. Rodriguez	300,002,358	2,827,513	370,154	13,356,031
Tomago Collins	301,639,234	1,190,174	370,617	13,356,031
James W. Crownover	302,468,292	360,367	371,366	13,356,031
Gen. Ann E. Dunwoody (ret.)	301,767,702	1,069,649	362,674	13,356,031
William J. Flynn	302,376,402	452,810	370,813	13,356,031
Manuel Kadre	301,745,603	1,082,814	371,608	13,356,031
Michael Larson	292,820,311	10,007,557	372,157	13,356,031
W. Lee Nutter	300,403,896	2,729,534	66,595	13,356,031
Donald W. Slager	302,670,673	158,319	371,033	13,356,031
John M. Trani	302,458,079	373,080	368,866	13,356,031

2. The proposal to approve the compensation of the Company's named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	296,137,734
Votes against	6,290,796
Abstentions	771,495
Broker non-votes	13,356,031

3. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 was approved based upon the following votes:

Votes for	313,501,926
Votes against	2,973,311
Abstentions	80,819
Broker non-votes	—

4. The proposal to approve a proxy access bylaw was approved based upon the following votes:

Votes for	298,625,700
Votes against	4,701,161
Abstentions	233,164
Broker non-votes	13,356,031

5. The proposal to approve an exclusive forum bylaw was approved based upon the following votes:

Votes for	204,882,991
Votes against	97,992,561
Abstentions	324,473
Broker non-votes	13,356,031

An Arizona statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. The statute provides that if a person or group acquires 20% or more of the stock of such a company, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) (which held approximately 31.6% of our common stock as of the record date for the Annual Meeting), approximately 40 million fewer shares would have been voted for each of proposals two through five, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade or by the Trust.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.

Date: May 6, 2016	By:	/s/ Charles F. Serianni
Charles F. Serianni
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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